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MOSS ADAMS LLP
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CERTIFIED PUBLIC ACCOUNTANTS                   222 S.W. Columbia Street
                                               Suite 400
                                               Portland, OR 97201

                                               PHONE 503.242.1447
                                               FAX 503.274.2789

                                               Offices in Principal Cities of
                                               Washington, Oregon and California

     CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this joint proxy statement and in the Registration Statement of our report dated January 15, 1999, relating to the financial statements of Northern Bank of Commerce as of December 31, 1998, 1997, and 1996, and for the years then ended and to the reference to our Firm under the caption "Experts" in the joint proxy statement and in the Registration Statement.



/s/ Moss Adams LLP

Portland, Oregon
January 11, 2000




A member of
MOORES
ROWLAND
INTERNATIONAL

An association of independent
accounting firms throughout the world.